UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 11, 2008

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 11, 2008, the Compensation Committee of the Board of Directors of Align Technology, Inc. (“Align”)  authorized the payment of the annual incentive awards (cash bonuses) to Align’s principal financial officer and the named executive officers set forth in the table below.  On January 11, 2008, the Board of Directors approved the recommendation of the Compensation Committee with respect to the payment of the annual incentive award to Align’s principal executive officer.

Name	Annual Incentive Award
Thomas M. Prescott,		$840,000
President, Chief Executive Officer and Director
Eldon M. Bullington,	$	*147,680
Vice President, Finance and Chief Financial Officer (retired)
Kenneth B. Arola,		$157,227
Vice President, Finance and Chief Financial Officer (current)
Darrell Zoromski		$311,688
Vice President, Marketing and Chief Marketing Officer

* In a Form 8-K filed on December 18, 2007, Align disclosed that Eldon M. Bullington had entered into a Retirement and Release Agreement pursuant to which Align agreed to pay Mr. Bullington his fiscal 2007 cash incentive bonus award.  Upon Mr. Bullington’s execution of the Retirement and Release Agreement, Mr. Bullington received a payment of $177,216 in partial satisfaction of the anticipated amount of his fiscal 2007 cash incentive bonus award.  The amount set forth in the table above is in addition to the $177,216 previously paid to Mr. Bullington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2008	ALIGN TECHNOLOGY, INC.

	By:	/s/ Roger E. George
Roger E. George
Vice President, Legal & Corporate Affairs, General
Counsel and Corporate Secretary